SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K/A

                           Amendment No. 1
                                  to
                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                Date of Report:    October 31, 1997  *
                  (Date of earliest event reported)



                     THE MANITOWOC COMPANY, INC.
        (Exact name of registrant as specified in its charter)



     Wisconsin               1-11978               39-0448110
 -----------------        --------------       -----------------
  (State or other          (Commission           (IRS Employer
  jurisdiction of          File Number)          Identification
   incorporation)                                   Number)



     500 South 16th Street, Manitowoc, WI            54220
-------------------------------------------------------------
   (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (920-684-4410)



                            N/A                      54220
        --------------------------------------     ----------
  (Former name or former address, if changed
              since last report)                   (Zip Code)

* This Amendment is filed pursuant to the provisions of paragraph
   (a)(4) of Item 7 of Form 8-K.




                     THE MANITOWOC COMPANY, INC.
                      --------------------------
                           Amendment No. 1
                                  To
                      Current Report on Form 8-K

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated as of October 31, 1997 on Form 8-K (the "10/31/97 8-K") as set forth in the following pages.

Pursuant to the provisions of paragraph (a)(4) of Item 7 of Form 8-K,
Item 7 of the 10/31/97 8-K is hereby amended to file the financial statements and pro forma financial information required to be filed in connection with the acquisition reported in Item 2 of the 10/31/97 8-K, and the Exhibit Index incorporated by reference in Item 7(c) of the 10/31/97 8-K is hereby amended to reflect the filing herewith of an appropriate accountants' consent with respect to the financial statements described in Item 7(a) hereof.

Item 7.   Financial Statements and Exhibits
----------------------------------------------

a)  Financial Statements of Business Acquired:

          The following audited consolidated financial statements of SerVend International Inc. and Affiliate are filed herewith:

          Report of Independent Accountants
          Consolidated Balance Sheet as of October 31, 1997
          Consolidated Statements of Income and Retained Earnings for
               the Period January 1, 1997 through October 31, 1997 Consolidated Statement of Cash Flows for the Period
               January 1, 1997 through October 31, 1997
          Notes to Consolidated Financial Statements

b)   Pro Forma Financial Information.

          Unaudited pro forma consolidated condensed financial statements of The Manitowoc Company, Inc., reflecting the acquisition of SerVend International, Inc. and Affiliate are filed herewith:

          Introduction
          Pro Forma Consolidated Condensed Statement of Operations
               for the Year Ended December 31, 1996
          Pro Forma Consolidated Condensed Balance Sheet as of
               September 30, 1997
          Pro Forma Consolidated Condensed Statement of Operations for the Nine Months Ended September 30, 1997

c)  Exhibits.

          See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.



Report of Independent Accountants



Board of Directors
SerVend International, Inc.

We have audited the accompanying consolidated balance sheet of SerVend International, Inc. and Affiliate as of October 31, 1997 and the related consolidated statements of income and retained earnings and cash flows for the period January 1, 1997 through October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SerVend International, Inc. and Affiliate as of October 31, 1997, and the results of their operations and their cash flows for the period January 1, 1997 through October 31, 1997, in conformity with generally accepted accounting principles.


Coopers & Lybrand L.L.P.
Milwaukee, Wisconsin
December 4, 1997


SERVEND INTERNATIONAL, INC. AND AFFILIATE
CONSOLIDATED BALANCE SHEET
October 31, 1997

                                  ASSETS

Current assets:
  Cash and cash equivalents                           $     118,941
  Accounts receivable, less allowance
      for doubtful accounts of $496,145                   7,239,305
  Inventories                                             4,717,070
  Other                                                      95,273
                                                        -----------
     Total current assets, net                           12,170,589

Property, plant and equipment, net                        6,774,448
Intangible assets, net                                    1,793,466
Other                                                        17,843
                                                        -----------

                                                        $20,756,346
                                                        ===========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term bank borrowings                           $  2,749,193
  Current portion of long-term debt                         621,214
  Accounts payable                                        1,810,416
  Accrued salaries and bonuses                              132,721
  Accrued profit sharing                                    521,499
  Current portion of accrued warranty reserve               361,593
  Other                                                     488,360
                                                         ----------
      Total current liabilities                           6,684,996
                                                         ----------

Long-term debt, net of current portion                    6,588,409
Accrued warranty reserve, net of current portion            304,113
Minority interest in consolidated affiliate                 561,879

Stockholders' equity:
  Common stock, no par value; 1,000 shares
    authorized, issued and outstanding                       10,000
  Paid-in capital                                            28,500
  Retained earnings                                       6,578,449
                                                         ----------
      Total stockholders' equity                          6,616,949
                                                         ----------

                                                        $20,756,346
                                                        ===========

The accompanying notes are an integral part of these consolidated financial statements.

SERVEND INTERNATIONAL, INC. AND AFFILIATE
CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
For the period January 1, 1997 through October 31, 1997



  Net sales                                             $41,512,271
  Cost of goods sold                                     28,271,752
                                                     --------------
      Gross profit                                       13,240,519

  Selling expenses                                        3,178,493
  General and administrative expenses                     5,348,164
  Litigation settlement payment                           1,400,000
                                                         ----------
      Operating income                                    3,313,862

  Interest expense                                         (525,118)
  Interest income                                           111,837
                                                         ----------

      Income before minority interest                     2,900,581

  Minority interest in earnings of
     consolidated affiliate                                (329,841)
                                                         ----------

       Net income                                         2,570,740

  Retained earnings, beginning of period                  8,483,739
  Dividends                                              (4,476,030)
                                                         ----------

  Retained earnings, end of period                      $ 6,578,449
                                                        ===========

  Net income per common share                           $     2,571
                                                        ===========

The accompanying notes are an integral part of these consolidated financial statements.


SERVEND INTERNATIONAL, INC. AND AFFILIATE
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period January 1, 1997 through October 31, 1997

Cash flows from operating activities:
  Net income                                              $2,570,740

  Adjustments to reconcile net income to
      net cash provided by operating activities:
  Depreciation                                               872,893
  Amortization                                               126,324
  Minority interest in earnings of
      consolidated affiliate                                 329,841
  Provision for doubtful accounts                            415,791
  Loss on disposal of property,
      plant and equipment                                      1,937
  Changes in assets and liabilities:
      Accounts receivable                                 (2,230,371)
      Inventories                                             72,848
      Other current assets                                    (5,448)
      Other assets                                           (12,096)
      Accounts payable                                      (114,138)
      Accrued expenses                                       213,999
      Warranty reserve                                        88,033
                                                          ----------
      Total adjustments                                     (240,387)
                                                          ----------
      Net cash provided by operating activities            2,330,353
                                                          ----------
Cash flows from investing activities:
  Purchases of property, plant and equipment              (1,981,655)
  Proceeds from disposal of property
      and equipment                                           45,793
                                                          ----------
      Net cash used in investing  activities              (1,935,862)
                                                          ----------
Cash flows from financing activities:
  Proceeds from short-term bank borrowings, net            2,749,193
  Proceeds from long-term debt                                15,550
  Payments of long-term debt                              (1,214,385)
  Dividends paid                                          (4,476,030)
                                                          ----------
      Net cash used in financing activities               (2,925,672)
                                                          ----------
      Net decrease in cash and cash equivalents           (2,531,181)

Cash and cash equivalents, beginning of period             2,650,122
                                                          ----------
Cash and cash equivalents, end of period                  $  118,941

Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                $  525,118
                                                          ==========

The accompanying notes are an integral part of these consolidated financial statements.


SERVEND INTERNATIONAL, INC. AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Description of Business:

SerVend International, Inc. ("SerVend") is primarily engaged in the design, manufacture and sale of ice and beverage dispensers, beverage dispenser valves and ice machines to beverage companies, national accounts and food service equipment distributors throughout the world. An affiliate, Fischer Enterprises, Ltd. (Fischer), a limited partnership owned substantially by the stockholders of SerVend, owns plant facilities and equipment which are leased to SerVend. SerVend is the general partner of the limited partnership and has guaranteed the industrial revenue bonds payable by Fischer. (See Note 7.)

2.   Summary of Significant Accounting Policies:

     a. Principles of Consolidation: The consolidated financial statements include the accounts of SerVend and Fischer (the "Company"). All significant intercompany accounts and transactions have been eliminated. SerVend has a 4% ownership interest in Fischer and other partners of Fischer own 100% of SerVend. The financial position and results of operations of Fischer are consolidated with SerVend due to common ownership and the fact that Fischer operates exclusively for the benefit of SerVend.

     b. Inventories: Inventories are valued at the lower of cost (standard cost, which approximates first-in, first-out) or market.

     c. Property, Plant and Equipment: Property, plant and equipment is recorded at cost and is depreciated on the basis of estimated useful lives of the assets, principally using accelerated methods. Depreciation is provided principally under the double declining balance method over the estimated useful lives of the assets, which range (in years) from 15-32 for improvements, 32 for building, 3-7 for equipment, 5-7 for furniture and fixtures and 5 for vehicles. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the account with the resulting gain or loss reflected in income.

     d. Intangible Assets: Patents are amortized by the straight-line method over the shorter of their estimated useful lives or legal terms. Loan costs are amortized over the term of the related loan by the straight-line method. Cost in excess of net assets acquired is amortized by using the straight-line method over 15 years. On an ongoing basis, management evaluates the recoverability of the net carrying value of intangible assets by reference to the anticipated future cash flows.

     e. Research and Development: Research and development costs are charged to expense as incurred. Research and development expenses were approximately $1,992,000 during the period January 1, 1997 through October 31, 1997.

     f. Statement of Cash Flows: Cash and cash equivalents include highly liquid investments with an original maturity of three months or less.

     g. Concentration of Credit Risk: The Company maintains the majority of its cash and cash equivalents with a financial institution located in New Albany, Indiana. Generally, the cash and cash equivalent aggregate balances are in excess of the FDIC insurance level.

     h. Revenue Recognition: The Company recognizes revenue from product sales upon shipment to a customer.

     i. Net Income per Common Share: Net income per common share is based on weighted average shares outstanding during the period.

     j.   Use of Estimates in the Preparation of Financial Statements:
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.  Inventories:

Inventories at October 31, 1997 consist of the following:
  Raw material                                         $2,996,504
  Work in process                                         242,606
  Finished goods                                          967,553
  Consigned units                                         510,407
                                                       ----------
                                                       $4,717,070
                                                       ==========

4.Property, Plant and Equipment:

Property, plant and equipment at October 31, 1997 consist of the following:
  Land and improvements                               $   693,809
  Building                                              4,551,681
  Equipment                                             6,561,362
  Furniture and fixtures                                  789,888
  Vehicles                                                 52,410
                                                       ----------
                                                       12,649,150
  Less accumulated depreciation                        (5,874,702)
                                                       ----------
                                                       $6,774,448
                                                       ==========

5.Intangible Assets:

Intangible assets at October 31, 1997 consist of the following:
  Patents                                              $   57,683
  Deferred loan costs                                     174,940
  Cost in excess of net assets acquired                 2,043,539
                                                        ---------
                                                        2,276,162
  Less accumulated amortization                          (482,696)
                                                        ---------
                                                       $1,793,466
                                                       ==========

6.   Short-Term Bank Borrowings:

For working capital purposes, the Company utilized a $4,750,000 line of credit with PNC Bank which was terminated on November 1, 1997 and paid in full. Interest is payable at the bank's prime rate less one-half percent (8% at October 31, 1997). See Note 7 for long-term debt covenants which also apply to short-term bank borrowings.

7.   Long-Term Debt:

Long-term debt at October 31, 1997 consists of the following:

Indiana Economic Development Revenue Bonds, payable
in annual principal installments of $100,000 to
$250,000 through December 1, 2003, with a final
installment of $2,900,000 due December 1, 2004;
interest is payable monthly at a variable weekly
rate as computed by  the remarketing advisor (3.8%
at October 31, 1997)                                      $4,100,000

Indiana Department of Finance Authority Variable
Rate Demand Economic Development Revenue Bonds,
payable in annual  principal installments of
$300,000  to $500,000 through November 1, 2001;
interest is payable monthly at a variable weekly
rate as computed by the remarketing advisor  (3.8%
at October 31, 1997)                                       1,700,000

Note payable to PNC Bank Indiana with monthly
principal payments of $14,300 through September 1,
2001, plus interest at  the bank's prime rate
(8.5% at October 31, 1997); amount was paid in
full on November 1, 1997                                     670,900

Note payable to  former owner of acquired business
with monthly principal payments of  $11,667
through September 30, 1999, plus interest at 8%              268,327

Notes payable to PNC Bank Indiana with monthly
payments of various amounts through September 5,
2000, including principal and interest at the
bank's prime rate (8.5% at October 31, 1997);
amount was paid in full on November 1, 1997                  288,930

Note payable to former owner of acquired business
with one final payment, including interest imputed
at 8.0%, due October 1, 1998                                  81,466

Note payable to former owner of acquired business
with one payment of $100,000 due October 1, 1998,
no stated interest rate                                      100,000
                                                          ----------
                                                           7,209,623
Less current portion                                        (621,214)
                                                          ----------
                                                          $6,588,409
                                                          ==========


All land, building and equipment of the Company and Fischer are pledged as collateral on the short-term bank borrowings (see Note 6) and on all of the above long-term debt except for the notes payable to former owner of acquired business, which is collateralized by accounts receivable arising out of the sale of valves assembled by the acquired business.

PNC Bank has issued letters of credit in favor of the holders of both issuances of the economic development revenue bonds as additional collateral for the bonds. Covenants related to the economic development revenue bonds and the letters of credit require the Company (as guarantor), among other things, to maintain tangible net worth of not less than $5 million, limits the ratio of total liabilities to tangible net worth to 3:1, and require the Company to maintain a debt coverage ratio of not less than 1.5 to 1.0.

The value of all debt approximates its fair market value since the stated rates approximate market or are at variable rates which reprice frequently based upon changes in market rates.

Scheduled maturities of long-term debt without regard to the amounts paid in full in November, 1997, are as follows:

          1998            $ 621,214
          1999              951,475
          2000              880,834
          2001              706,100
          2002              700,000
          Thereafter      3,350,000
                         ----------
                         $7,209,623
                         ==========

8.   Income Taxes:

SerVend has elected to be taxed as an S-Corp. and, as such, taxable income or tax losses are included in the federal and state income tax returns of its stockholders. Fischer is a partnership and, as such, income or loss of the partnership is included in the tax returns of its partners. Accordingly, no accrual for income taxes has been made in the accompanying consolidated financial statements.


9.   Stock Redemption Agreement:

SerVend and the stockholders of SerVend are parties to a Stock Redemption Agreement (the "Agreement") which gives SerVend the option to purchase a withdrawing stockholders' common stock. In the event SerVend does not exercise this option, other stockholders have the option to purchase this stock. If neither SerVend nor the other stockholders exercise these options, the stock may be sold to another purchaser but not at a price or on terms more favorable than those offered to SerVend and the other stockholders. Upon the death of a stockholder, SerVend must purchase all of the common stock of the deceased stockholder at a price and on the terms as specified in the Agreement.


10.  Profit-Sharing Plans:

SerVend maintains a profit-sharing plan for the benefit of all employees under which it may contribute annually an amount determined by the Board of Directors. SerVend contributed approximately $523,000 to the profit sharing portion of the plan during the period ended October 31, 1997. The plan also includes participant directed investments and 401(k) features with a discretionary company contribution to match part of the participant contributions. The 401(k) company matching contribution was approximately $79,000 during the period ended October 31, 1997.

11.  Major Customers:

One customer accounted for 35% of total sales during the period
January 1, 1997 through October 31, 1997. This customer accounted for 21% of accounts receivable at October 31, 1997.


12.  Litigation:

In 1996, SerVend and Fischer were named defendants in a patent infringement action, brought by a competitor which alleged the Company's ice/beverage dispensers infringed upon their patent. The competitor claimed substantial lost profits and royalty damages. On August 22, 1997, the action was settled for $1,400,000.

In addition, the Company is a party to other legal proceedings in the ordinary course of business. In the opinion of management, the ultimate resolution of such other legal matters will not have a material adverse effect on the Company's consolidated financial statements.


13.  Export Sales:

Export sales by geographical region for the period ended October 31,
1997 approximated:
  Central and South America       $ 2,875,000
  Europe, Africa and Middle East    2,685,000
  Far East                          3,322,000
                                  -----------
                                  $ 8,882,000
                                  ===========


The Company's export sales are denominated in U.S. currency.



14.  Subsequent Events:

On November 1, 1997, The Manitowoc Company, Inc. (Manitowoc) purchased substantially all of the net business assets of SerVend and Fischer.
As a result of the purchase, the short-term bank borrowings and certain long-term bank debt was paid in full by Manitowoc. The remaining long-term debt was assumed by Manitowoc. (See Notes 6 and 7).

During November 1997, the Company decided to terminate its relationship with certain product distributors. In accordance with the distributor agreements, the distributors have the right to return certain products purchased within the last year if the distributor agreement is terminated. Total inventories at the distributors at October 31, 1997 amounted to approximately $700,000. Management does not believe it will incur a significant loss on the possible return of these inventories, however, $65,000 has been accrued at October 31, 1997 for this contingency.



THE MANITOWOC COMPANY, INC.
ProForma Consolidated Condensed Financial Statements


(Unaudited)

On October 31, 1997, The Manitowoc Company, Inc. ( Manitowoc acquired certain net business assets of SerVend International, Inc. and Affiliate for $71.7 million plus direct costs of the acquisition of $1,419,000. The acquisition was financed through Manitowoc's existing credit facilities.

SerVend is one of the world's largest manufacturers of ice/beverage dispensers and dispensing valves for the soft drink industry. Its customers include many of the major quick-service restaurant chains, convenience stores, and soft-drink bottlers in the nation. SerVend is headquartered in Sellersburg, Indiana. It has one manufacturing facility located in Sellersburg and another in Portland, Oregon, and employs about 300 persons.

SerVend's products are marketed under the SerVend and Flomatic brand names. It is Manitowoc's intention to preserve these brand identities, as well as to keep SerVend's businesses operating independently under the direction of the present management. The acquisition is expected to complement Manitowoc's existing food service product line.

The unaudited pro forma consolidated condensed financial statements are derived from and should be read in conjunction with the audited historical financial statements of Manitowoc as of and for the year ended December 31, 1996, and the historical financial statements of SerVend for the period ended October 31, 1997, as included herein, and the year ended December 31, 1996.

The following unaudited pro forma consolidated condensed financial statements have been compiled as if Manitowoc acquired substantially all of the net business assets of SerVend on the date of the balance sheet or as of the beginning of the period for purposes of the statements of operations. The pro forma adjustments are based upon currently available information and upon certain assumptions.

The unaudited pro forma consolidated condensed financial statements are provided for informational purpose only and are not necessarily indicative of the results of future operations or the future financial position of Manitowoc or the actual results that would have been achieved had the acquisition of SerVend been consummated as of the beginning of the periods presented.



                                       THE MANITOWOC COMPANY, INC.
                        Pro Forma Consolidated Condensed Statement of Operations
                                      Year ended December 31, 1996
                                               (Unaudited)
                                  (In thousands, except per-share data)


                                                       SerVend
                                The Manitowoc    International, Inc.     Pro Forma       Pro Forma
                                Company, Inc.       and Affiliate        Adjustments      Results
                                -------------      ---------------       -----------    ----------

Net Sales                            $500,465        $ 40,233            $     --        $540,698
Costs and Expenses:
 Cost of goods sold                   365,824          28,236                  --         394,060
 Engineering, selling and
  administrative expenses              79,551           8,716                  --          88,267
 Plant relocation expenses              1,200              --                  --           1,200
 Amortization                           3,000             128     (a)       1,454           4,582
                                     --------        --------            --------        --------
  Total                               449,575          37,080               1,454         488,109
                                     --------        --------            --------        --------

Earnings From Operations               50,890           3,153              (1,454)         52,589

 Interest and dividend income             394              95                  --             489
 Interest expense                      (9,097)           (553)    (b)      (3,559)        (13,209)
 Other income (expense)                   319            (281)                 --              38
                                     --------        --------            --------         --------
  Total                                (8,384)           (739)             (3,559)        (12,682)
                                     --------        --------            --------         --------
Earnings before taxes on income        42,506           2,414              (5,013)         39,907

Provision for taxes on income          16,863              --     (c)        (900)         15,963
                                     --------        --------            --------        --------
NET EARNINGS                         $ 25,643        $  2,414            $ (4,113)       $ 23,944
                                     ========        ========            ========        ========
NET EARNINGS PER SHARE  (k)           $ 1.49                                              $ 1.39
                                     ========                                             =======


See accompanying notes to unaudited proforma consolidated condensed financial statements.


                                       THE MANITOWOC COMPANY, INC.
                             Pro Forma Consolidated Condensed Balance Sheet
                                           September 30, 1997
                                               (Unaudited)
                                             (In thousands)

                                                        SerVend
                                 The Manitowoc    International, Inc.    Pro Forma       Pro Forma
                                 Company, Inc.       and Affiliate      Adjustments       Results
                                   ----------        --------------     ----------       ---------
ASSETS:
Current assets:
 Cash and cash equivalents           $ 13,144        $  1,442      (d)  $ (10,300)       $  4,286
 Marketable securities                  1,811              --                  --           1,811
 Accounts receivable                   55,294           7,342                  --          62,636
 Inventories                           56,617           5,425                  --          62,042
 Prepaid expenses and other             1,209              90                  --           1,299
 Future income tax benefits            11,954              --                  --          11,954
                                    ---------       ---------           ---------       ---------
  Total current assets                140,029          14,299             (10,300)        144,028

Goodwill                               89,635           1,668      (e)     55,153         146,456
Other non-current assets               13,641             157      (e)       (157)         13,641

Property, plant and equipment-net      87,500           6,836      (f)       (258)         94,078
                                    ---------       ---------           ---------       ---------
TOTAL ASSETS                         $330,805        $ 22,960            $ 44,438        $398,203
                                    =========       =========           =========       =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion-long-term debt      $ 14,016        $  1,100      (d)    $  (700)       $ 14,416
 Short-term borrowings                     --           3,351      (d)     53,649          57,000
 Accounts payable and
    accrued expenses                   89,523           3,414                  --          92,937
 Product warranties                    10,427             296                  --          10,723
                                     --------        --------            --------        --------
  Total current liabilities           113,966           8,161              52,949         175,076

Non-current liabilities:
 Product warranties                     4,287             359                  --           4,646
 Deferred employee expenses            19,889              --                  --          19,889
 Long-term debt, less
    current portion                    65,248           6,627      (d)     (1,227)         70,648
 Other non-current liabilities          5,223             529                  --           5,752
                                     --------        --------            --------        --------
  Total non-current liabilities        94,647           7,515              (1,227)        100,935
Stockholders' equity:
 Common stock                             245              10      (g)        (10)            245
 Additional paid-in capital            30,979              28      (g)        (28)         30,979
 Cumulative foreign currency
  translation adjustment                  (66)             --                  --             (66)
 Retained earnings                    172,536           7,246      (g)     (7,246)        172,536
 Treasury stock at cost               (81,502)             --                  --         (81,502)
                                     --------        --------            --------        --------
  Total stockholders' equity          122,192           7,284              (7,284)        122,192
                                     --------        --------            --------        --------

   TOTAL                             $330,805        $ 22,960            $ 44,438        $398,203
                                     ========        ========            ========        ========



See accompanying notes to unaudited proforma consolidated condensed financial statements.

                                       THE MANITOWOC COMPANY, INC.
                        Pro Forma Consolidated Condensed Statement of Operations
                                  Nine months ended September 30, 1997
                                               (Unaudited)
                                  (In thousands, except per-share data)


                                                       SerVend
                                The Manitowoc    International, Inc.     Pro Forma      Pro Forma
                                 Company, Inc.      and Affiliate       Adjustments       Results
                               --------------        -----------        -----------      --------
Net Sales                            $394,961        $ 37,592           $      --        $432,553
Costs and Expenses:
 Cost of goods sold                   283,770          25,121                  --         308,891
 Engineering, selling and
  administrative expenses              60,301           9,021                  --          69,322
 Amortization                           2,340             113      (h)      1,073           3,526
                                      -------         -------             -------         -------
  Total                               346,411          34,255               1,073         381,739
                                      -------         -------             -------         -------

Earnings From Operations               48,550           3,337              (1,073)         50,814

 Interest and dividend income             226              --                  --             226
 Interest expense                      (4,244)           (335)     (i)     (2,582)         (7,161)
                                      -------        --------             -------         -------
 Other expense                           (202)           (297)                 --            (499)
                                      -------         -------             -------         -------
  Total                                (4,220)           (632)             (2,582)         (7,434)

Earnings before taxes on income        44,330           2,705              (3,655)         43,380

Provision for taxes on income          16,402              --      (j)       (351)         16,051
                                     --------        --------            --------        --------
NET EARNINGS                         $ 27,928        $  2,705            $ (3,304)       $ 27,329
                                     ========        ========            ========        ========

NET EARNINGS PER SHARE   (k)          $ 1.62                              $ 1.58
                                      =======                            =======




See accompanying notes to unaudited proforma consolidated condensed financial statements.



THE MANITOWOC COMPANY, INC.

Notes to Unaudited Pro Forma Consolidated Condensed Financial
Statements


I.   Basis of Presentation

     The pro forma financial statements give effect to the acquisition.

     The unaudited pro forma consolidated condensed financial statements have been compiled as if Manitowoc acquired certain net business assets of SerVend on the date of the balance sheet or as of the beginning of the period for purposes of the statements of operations. The pro forma adjustments are based upon currently available information and upon certain assumptions.

     The acquisition has been accounted for in the unaudited pro forma consolidated condensed financial statements using the purchase method. Pro forma adjustments are required to adjust the historical financial statements of SerVend and Manitowoc to reflect the use of cash and the net addition of debt used to finance the acquisition, additional interest expense associated with such debt, amortization of intangible assets resulting from application of the purchase method of accounting, the elimination of certain assets not acquired, and the decrease in income tax expense resulting from the loss of S-Corp. and Partnership income tax status, net of lower earnings due to amortization and interest expense.



II.    Pro Forma Adjustments

     a) To amortize the purchase accounting fair value adjustments related to intangible assets acquired, as if the acquisition occurred on January 1, 1996.

     b) To increase interest expense by applying Manitowoc's 1996 borrowing rate of 6.6% to the increase in short-term borrowings acquired to finance the acquisition.

     c) To record the income tax benefit resulting from the loss of S-Corp. and partnership income tax status, net of lower earnings due to amortization and interest expense.

     d) To record cash and short-term debt used to finance the acquisition, net of certain SerVend debt paid in full as required by the purchase agreement.

     e) Gives effect to the purchase accounting fair value adjustments for intangible assets, as if the acquisition occurred on September 30, 1997.

     f) To exclude certain assets not purchased by Manitowoc in accordance with the purchase agreement.

     g) To eliminate SerVend's stockholders' equity.

     h) To amortize the purchase accounting fair value adjustments to intangible assets acquired, as if the acquisition occurred on January 1, 1997.

     i) To increase interest expense by applying Manitowoc's 1997 borrowing rate of 6.2% to short-term borrowings acquired to finance the acquisition.

     j) To record the income tax benefit resulting from the loss of S-Corp. and partnership income tax status, net of lower earnings due to amortization and interest expense.

     k) Earnings per share is calculated using Manitowoc's historical weighted average shares outstanding of 17,267,035 shares for the year ended December 31, 1996 and the period ended
       September 30, 1997 (adjusted to reflect the three-for-two common stock split on June 30, 1997).




                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



DATE:     January 12, 1998    THE MANITOWOC COMPANY, INC.
                                  (Registrant)



                              By:   /s/  Robert R. Friedl
                              -----------------------------
                                 Robert R. Friedl,
                                 Senior Vice President and
                                  Chief Financial Officer






                     THE MANITOWOC COMPANY, INC.

                            EXHIBIT INDEX

                                  TO

                       FORM 8-K CURRENT REPORT

                        Dated October 31, 1997


 As amended by Amendment No. 1 thereto on Form 8-K/A ("Amendment No. 1")



 Exhibit                                                     Filed
   No.               Description                            Herewith
 --------          --------------                           --------

   2.1  *      Purchase and Sale Agreement, dated
               as of October 1, 1997, for the
               acquisition of SerVend International,
               Inc. by The Manitowoc Company, Inc.            X  (1)

   4.1  *      Credit Agreement, dated as of October
               31, 1997, among The Manitowoc
               Company, Inc., as Borrower, certain
               subsidiaries from time to time parties
               thereto, as Guarantors, the several
               Lenders, and NationsBank, N.A.
               as Agent.                                      X  (1)

    20.1       Press Release dated October 31, 1997
               regarding completing the acquisition
               of SerVend International, Inc.                 X  (1)

     23        Consent of Coopers & Lybrand L.L.P.            X  (2)





* Pursuant to Item 601(b) (2) of Regulation S-K, the Registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any unfiled exhibits or schedules to such document.

     (1)  Filed with original 10/31/97 8-K.
     (2)  Filed with Amendment No. 1.